Exhibit 10.8

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of the 28th day of February, 2005 (the "Effective Date"), is made by and between INDEPENDENCE WATER GROUP, LLC, a Virginia limited liability company (hereinafter referred to as the "Seller"), with offices at 3122 Elk Creek Parkway, Independence, Virginia 24348, and UNIVERSAL FOOD & BEVERAGE COMPANY OF VIRGINIA, a Virginia corporation (hereinafter referred to as "Purchaser"), having offices at 3830 Commerce Drive, St. Charles, Illinois 60174.

                                    RECITALS:

         WHEREAS, Seller desires to sell certain improved real property located in the town of Independence, Grayson County, Virginia, along with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property from Seller; and

         WHEREAS, Seller and Purchaser, intending to be bound by this Agreement, desire to set forth herein the terms, conditions and agreements under and by which Seller shall sell and Purchaser shall purchase the foregoing real, personal and intangible property.

         1.       AGREEMENT TO SELL; DEFINITION OF PROPERTY.

                  1.1 Description. Subject to the terms and conditions of this Agreement, and for the consideration set forth herein, Seller hereby agrees to sell, assign and convey, and Purchaser hereby agrees to purchase and acquire, all of Seller's right, title and interest in and to the following (collectively, the "Property"):

                           1.1.1 A certain parcel of land located in the town of
Independence, Grayson County, Virginia, consisting of approximately 621 acres of land (the "Land", more specifically described on Schedule 1.1.1, attached hereto), and having a street address of 3122 Elk Creek Parkway, Independence, Virginia;

                           1.1.2  All  buildings,  improvements,   fixtures  and
parking facilities located on the Land, or any portion thereof, consisting of a one (1)-story building (the "Building"), together with all other improvements, facilities and fixtures located on the Land (the Building and any and all other improvements located on the Land are hereinafter referred to collectively as the "Improvements");

                           1.1.3 All furniture, tangible and intangible personal
property, machinery, apparatus and equipment currently used in the operation, repair and maintenance of the Land and the Improvements (excluding, however, any tangible personal property or fixtures which are owned by tenants or which may be removed by tenants under the terms of their leases), including without limitation the personal property identified in Schedule 1.1.3 attached hereto (collectively, the "Personal Property");

                           1.1.4 All easements, hereditaments and appurtenances,
if any, pertaining or affecting the Land (collectively, the "Easements");

                           1.1.5 Any street or road  abutting  the Land,  to the
center line thereof, if any;

                           1.1.6    [Intentionally Omitted];

                           1.1.7  All  of  the  Assumed  Contracts  (defined  in
Section 3.5, below);


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                           1.1.8  All  warranties   and  guaranties   issued  in
connection with the Improvements or the Personal Property, which remain in effect as of Closing (defined in Section 2.4, below) (the "Warranties");

                           1.1.9  All  consents,  authorizations,  variances  or
waivers, licenses, certificates of occupancy, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality with respect to the Property, which remain valid or in effect as of Closing (collectively, the "Approvals"); and

                           1.1.10 All  intangible  property  used in  connection
with any of the foregoing, all names by which the Real Property is known or identified (including the building addresses), any good will associated with any such name(s), websites, domain names, licenses and other rights in all building management systems and computer software used in connection with the maintenance or operation of the Real Property, trademarks, logos, trade names, copyrights, service marks, business names and telephone numbers (collectively, the "Intangible Property").

                  1.2 Agreement to Convey. Seller agrees to convey, and Purchaser agrees to accept, on the Date of Closing (defined in Section 2.4, below): (a) good and marketable title to the Land and the Improvements (together, the "Real Property") by way of a Special Warranty Deed (the "Deed"), to be executed and delivered by Seller, and which shall be subject only to the Permitted Exceptions (defined in Section 3.6, below); (b) the Personal Property, by way of a Special Warranty Bill of Sale, to be executed and delivered by Seller; and (c) all other components and items comprising the Property, by way of the assignment documents described in Section 9.1, below.

         2.       PURCHASE PRICE AND PAYMENT.

                  2.1 Purchase  Price.  The purchase price for the Property (the
"Purchase   Price")  is  Three  Million  Eight  Hundred  Thousand  U.S.  Dollars
($3,800,000.00), payable at Closing in immediately available funds.

                  2.2      Deposit.

                           2.2.1  Deposit.   A  deposit  of  One  Hundred  Fifty
Thousand Dollars ($150,000.00) has been previously made by Purchaser to Seller (the "Deposit"). Seller acknowledges receipt of the Deposit. The Deposit shall be applied to partial payment of the Purchase Price at Closing. In the event that Purchaser terminates this Agreement in accordance with Section 3.6, below, Seller expressly agrees that the Deposit shall be refundable to Purchaser immediately upon Purchaser's written demand therefor, without Seller having any right to object to, delay or impede such refund.

                           2.2.2    [Intentionally omitted].

                  2.3 Payment. At or prior to 2:00 p.m., Washington, D.C. time, on the Date of Closing, and provided all conditions precedent to Purchaser's obligation to close have been satisfied or waived, Purchaser shall deposit or cause to be deposited with the Title Company sums sufficient to pay the Purchase Price (net of all prorations, adjustments and credits to be made hereunder). At or prior to 5:00 p.m., Washington, D.C. time, on the Date of Closing, and provided all conditions precedent to Purchaser's obligation to close remain satisfied or waived, Purchaser shall cause the Purchase Price to be paid to Seller as follows:

                           2.3.1  Purchaser shall cause the Title Company to pay
Seller the balance of the Deposit then being held by the Title Company, by federal wire transfer in immediately available funds to any bank account(s) as


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Seller shall designate, and the balance of the Deposit as of the Date of Closing shall be credited against the Purchase Price.

                           2.3.2  Purchaser shall cause the Title Company to pay
Seller the remaining balance of the Purchase Price, after crediting the amounts set forth in Sections 2.3.1 received by Seller and subject to the prorations, adjustments and credits to be made hereunder, by federal wire transfer in immediately available funds to such bank account(s) as Seller may designate.

                  2.4 Closing. Recordation of the Deed, payment of the Purchase Price and the closing hereunder (the "Closing") will take place pursuant to an escrow closing on March 1, 2005 (the "Date of Closing"). Closing shall commence at 10:00 a.m., Washington, D.C. time, on the Date of Closing at the offices of Chicago Title Insurance Company, or at such other time and place as may be agreed to in writing by Seller and Purchaser. Notwithstanding the foregoing, Purchaser and Seller shall each have the right, on or prior to the Date of Closing, to deposit into escrow with the Title Company all closing documents and other items required to fully and completely consummate Closing pursuant to this Agreement, in which event either party exercising such right shall not be required to attend Closing in person, and such failure to attend Closing shall not constitute a default hereunder. Purchaser and Seller shall endeavor in good faith to compile and calculate all required prorations and adjustments, and to prepare (or cause the Title Company to prepare) a settlement statement acceptable to both Purchaser and Seller detailing all items and costs of Closing, no later than five (5) business days prior to the Date of Closing.

         3.       INSPECTIONS AND APPROVALS.

                  3.1 Inspections and Approvals. Purchaser shall have a period of time (the "Due Diligence Period"), commencing on the Effective Date, and expiring at 5:00 p.m., Washington, D.C., on the Date of Closing, in which to conduct the inspections and studies described in this Section 3.

                  3.2 Access to the Property and  Indemnification  by Purchaser.
Seller agrees that, during the Due Diligence Period, Seller shall permit Purchaser and Purchaser's agents and representatives access to the Real Property for purposes of conducting such physical and environmental inspections of the Real Property as Purchaser shall deem necessary to properly inspect the Real Property in order to determine the feasibility of the Real Property for Purchaser's intended use thereof. Purchaser agrees, while conducting any tests or inspections pursuant to the terms of this Section 3.2, to use reasonable efforts to avoid any material disruption of the business activities conducted at the Real Property. If and to the extent that any inspection or test performed by Purchaser requires or results in any material damage to or alteration of the Real Property, Purchaser shall, at its own expense, restore such portion of the Real Property so damaged or altered; provided, however, that Purchaser shall have no obligation to remediate, repair or restore any physical or environmental condition existing or affecting the Real Property prior to Purchaser's inspection and/or discovery thereof. Except as specifically set forth in this
Section 3.2, Purchaser shall indemnify and hold Seller harmless from any loss, injury, liability, damage or expense, including reasonable attorneys' fees and costs, directly caused by Purchaser as a result and arising out of (a) any negligent act or omission of Purchaser or its agents or representatives during the performance of any tests or inspections conducted pursuant to this Section 3.2, or (b) the failure of Purchaser to restore the Real Property in accordance with this Section 3.2; provided, however, that Purchaser shall not be required to indemnify Seller if and to the extent that any such loss, injury, liability, damage or expense was caused by the negligence or misconduct of Seller, its employees or its agents.

                  3.3 Inspection of Documents. Within two (2) business days after the Effective Date, Seller shall deliver or cause to be delivered to Purchaser true, correct and complete copies of all of the following documents and materials relating to the Property and in Seller's (or Seller's property manager's) possession or control (the "Property Documents"):


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                           3.3.1 Seller's most recent title insurance policy for
the Real Property;

                           3.3.2   Seller's  most  recent  survey  of  the  Real
Property;

                           3.3.3  all  engineering,   soils,  seismic,  geologic
reports, surveys, plans and specifications for the Real Property and all operating systems in the Improvements, and all architectural reports, engineering reports, life safety system reports, reports regarding compliance with the Americans with Disabilities Act, and any other such reports or studies of or relating to the Real Property;

                           3.3.4 all environmental reports, studies, permits and
all other documents pertaining to any use, treatment, disposal or presence of Hazardous Materials (defined in Section 5.1.25, below) in, on, under or about the Real Property or pertaining to any other environmental matter with respect to conditions in, on, under or about the Real Property, or operations and businesses conducted thereon;

                           3.3.5    [Intentionally Omitted];

                           3.3.6 all of the  Contracts  (defined in Section 3.5,
below), together with all amendments, modifications or supplements thereto, and all files maintained by Seller or its agents or representatives in connection therewith, including without limitation all correspondence to and from the vendors and contractors thereunder;

                           3.3.7 all management,  leasing,  listing or brokerage
agreements relating to the Property;

                           3.3.8 all Approvals  required in connection  with the
ownership, operation and maintenance of the Property, including without limitation certificates of occupancy, together with copies of any currently pending applications for any renewals of existing, or for any new, Approvals;

                           3.3.9 all  Warranties  relating to and in effect with
respect to the Real Property, the Personal Property or any other items or materials comprising the Property, together with copies of any currently pending applications for the renewal of, or claims made against, any Warranties;

                           3.3.10  all  proffers  or other  agreements  with any
governmental authority or other third-party, including any building owner's or similar associations, which create any obligation with respect to the Real Property and will survive Closing, including without limitation any obligation to construct or maintain any improvements which are not, or will not be, located on the Real Property, or which require the owner of the Real Property to participate, or contribute money, in connection with any such obligation;

                           3.3.9 all books and records compiled for the Property
by or on behalf of Seller, including without limitation income and expense statements, setting forth all items of income and expense received or incurred in respect to the operation of the Property, on both an annual and monthly basis, for the past two (2) calendar years and the current calendar year, to-date;

                           3.3.10  all  bills  and   invoices   for   utilities,
materials and services provided to or at the Property during the previous twenty-four (24) month period, and a list (containing the names and addresses and contact information) of each of all utility companies, vendors and contractors providing such utilities, materials and services;


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                           3.3.11  all  bills  and  invoices  for real  property
taxes, personal property taxes and special assessments imposed or levied against or on account of the Property for and during the previous two (2) tax years; and

                           3.3.12   all   other   documents,   instruments   and
agreements relating to the Property which are reasonably requested in writing by Purchaser.

                  3.4      Title and Survey.

                           3.4.1 Purchaser shall, as it deems necessary,  obtain
(a) a commitment (the "Title Commitment") from the Title Company, to issue an owner's policy of title insurance covering the Real Property, together with copies of all items shown as exceptions to title therein, and (b) a survey covering the Real Property (the "Survey"), prepared by a qualified surveyor selected by Purchaser and licensed in the Commonwealth of Virginia.

                           3.4.2   Purchaser   shall   have   until  5:00  p.m.,
Washington, D.C. time, on the Date of Closing in which to provide written notice to Seller ("Title/Survey Notice") of any matters affecting or relating to title to the Property, including those disclosed by the Title Commitment (collectively, the "Title Objections"), or shown on the Survey (collectively, the "Survey Objections"), which are not satisfactory to Purchaser. In the event that Purchaser provides Seller with a Title/Survey Notice, Seller shall take all requisite actions necessary to cure to the satisfaction of Purchaser the Title Objections and/or Survey Objections identified in the Title/Survey Notice. In the event that, having used its best efforts to cure the Title Objections and/or Survey Objections, Seller is unable to do so by 5:00 p.m., Washington, D.C. time, on the Date of Closing, Purchaser shall have ten (10) days in which to elect, in its sole and absolute discretion to: (a) either extend the Date of Closing in order to allow Seller additional time (determined by Purchaser in its sole discretion) in which to effect such cure, in which event the term "Date of Closing" as used herein shall mean the date to which Closing is so extended; or
(b) terminate this Agreement and demand and receive the Deposit, without any right by Seller to object or delay such refund, in which event neither party shall thereafter have any further rights, obligations or liability hereunder; or
(c) waive such Title Objection(s) and/or Survey Objection(s) and proceed to Closing with such matter or matters added to, and made a part of, the Permitted Exceptions. Notwithstanding the foregoing, Seller agrees at or prior to Closing to satisfy and cause to be released of record the following ("Must-Cure Objections"): (i) any mortgage, deed of trust or other security interest granted by Seller to secure a loan or other monetary obligation, including, without limitation, that certain Deed of Trust from Seller in favor of Grayson National Bank dated December 1, 2003 in the original principal amount of $2,545,000.00 and recorded January 5, 2004 in Deed Book 418, Page 87 in the Clerk's Office of the Circuit Court of Grayson County, Virginia (the "Mortgage"), (ii) Assignment of Rents and Leases recorded in Deed Book 418, Page 123, (iii) any Financing Statements, mechanic's, materialmen's, tax, judgment or other lien entered against Seller that would survive Closing and thereafter be enforceable against the Property or Purchaser, as owner of the Property, and (iv) that all sanctions fees, judgments and costs imposed by the Circuit Court of Grayson County in Case No. 077CL0400006 be evidenced in the Court records as being satisfied, and Seller expressly agrees that its failure to cure any Must-Cure Objection at or prior to Closing shall constitute a material default by Seller hereunder.

                  3.5 Permitted Exceptions. Purchaser shall accept title to the Property, subject only to the following exceptions (the "Permitted Exceptions"):

                           3.5.1  Those  matters  affecting  or  relating to the
title to, or the survey of, the Property: (a) to the extent shown in the Title Commitment or on the Survey, and which were not included in a Title/Survey Notice given by Purchaser prior to the Date of Closing; (b) which were included


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in a  Title/Survey  Notice,  but for which (i)  Seller  has  completed  the cure thereof; or (ii) Purchaser has, at Purchaser's sole option waived the cure thereof; or (c) which Purchaser has otherwise approved in writing;

                           3.5.2    All of the Assumed Contracts; and

                           3.5.3 The lien of  non-delinquent  real and  personal
property taxes and assessments.

                  3.6 Purchaser's Right to Terminate. Purchaser shall have the right, at any time before 5:00 p.m., Washington, D.C. time, on the Date of Closing and in its sole and absolute discretion, to terminate this Agreement for any or no reason whatsoever. In the event that Purchaser fails to deliver written notice to Seller of Purchaser's waiver of the foregoing right of termination, Purchaser shall be deemed to have elected to terminate this Agreement pursuant to this Section 3.6, in which event the Deposit shall be immediately returned to Purchaser upon demand therefor, without any right in Seller to object to, delay or impede such refund and neither party shall thereafter have any further rights, obligations or liability hereunder.

         4. SELLER'S OBLIGATIONS PRIOR TO CLOSING. Until Closing, Seller and/or Seller's agents or representatives shall:

                  4.1 Insurance. Keep the Property insured, in an amount sufficient to satisfy any co-insurance requirement or stipulation, against fire and other hazards covered by extended coverage endorsement and comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property subject to the requirements of the Management Agreement as identified in the Asset Purchase Agreement to which this Agreement is attached as a Related Agreement.

                  4.2 Notices. Provide to Purchaser, immediately upon the receipt thereof, any and all notices in any manner relating to the Property received by Seller or its agents or representatives from any governmental or quasi-governmental instrumentality, insurance company, vendor or other party under any of the Contracts, or from any other entity or party.

                  4.3 Compliance with Law. Take all actions necessary to ensure that the Property is in compliance with all applicable laws (including without limitation, the Environmental Laws), orders, rules and regulations applicable to the Property and the operation and maintenance thereof, including without limitation making timely application for any and all permits, certificates, licenses or other Approvals, or any renewals of any of the same, required to legally own, operate, occupy and maintain the Property.

                  4.4 Compliance with Agreements. Take all actions necessary to comply with all of the Contracts, Warranties, Approvals, Easements, mortgages, deeds of trust, security agreements and all other agreements, covenants, encumbrances and obligations affecting or relating to the Property and the ownership, operation and maintenance thereof. Seller shall pay all utility bills, tax bills and other invoices and expenses relating to the Property, as and when the same become due.

                  4.5 New Contracts. Not, without the prior written consent of Purchaser, enter into any new Contract affecting the Property or the maintenance, repair or operation thereof. In the event that Purchaser (a) approves in writing any such new Contract, and (b) as a part of such approval, expressly agrees to assume such new Contract at Closing, such new Contract shall constitute an Assumed Contract as such term is defined and used in this Agreement.


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                  4.6  Leases.   Not,  without  the  prior  written  consent  of
Purchaser: (a) execute any leases affecting the Property, or any part thereof (the "Leases"); or (b) approve any sublease.

                  4.7 Removal of Personal Property. Not, without the prior written consent of Purchaser, remove any article of Personal Property, except as may be necessary for repairs or the discarding of worn out or useless items; provided, however, that any such Personal Property so removed shall be promptly returned to the Property upon its repair and/or replaced by new Personal Property of similar quality and utility prior to Closing.

                  4.8      [Intentionally Omitted.]

                  4.9 Marketing of the Property. Not, without the prior written consent of Purchaser, solicit, negotiate, or accept offers for the purchase of the Property from any other party.

                  4.10 Confidentiality. Not, without the prior written consent of Purchaser, disclose or provide a copy of this Agreement, or any part hereof, or any of the agreements, covenants or transactions contained herein, or delivered in connection herewith, to any third-party.

         5.       REPRESENTATIONS AND WARRANTIES.

                  5.1 By Seller. Seller represents and warrants to Purchaser, as of the Effective Date, that:

                           5.1.1 Title. Seller owns a fee simple interest in the
Property.

                           5.1.2  Organization.  Seller is a  limited  liability
company duly organized and validly existing under and by virtue of the laws of the Commonwealth of Virginia. Seller has the power, right and authority to enter into and perform all of the obligations required of Seller under this Agreement and the instruments and documents referenced herein, and to consummate the transaction contemplated hereby.

                           5.1.3.   Requisite  Action.   Seller  has  taken  all
requisite action and obtained all requisite consents, releases and permissions in connection with entering into this Agreement and the instruments and documents referenced herein or required under any covenant, agreement, encumbrance, law or regulation with respect to the obligations required hereunder, and no consent of any other party is required for the performance by Seller of its obligations hereunder.

                           5.1.4.  Authorization.  This  Agreement  is,  and all
agreements, instruments and documents to be executed and delivered by Seller pursuant to this Agreement shall be, duly authorized, executed and delivered by Seller. This Agreement is, and all agreements, instruments and documents to be executed and delivered by Seller pursuant to this Agreement are and shall be, valid and legally binding upon Seller and enforceable in accordance with their respective terms.

                           5.1.5 No  Violation  of  Agreements.  The  execution,
delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation, Bylaws, operating agreement or partnership agreement (as applicable) of Seller, or any provision of any agreement, instrument, order, judgment or decree to which either Seller is a party or by which it or any of its assets is bound.

                           5.1.6 Access. All means of access to the Property (i)
are permanent and no special access or other permits from the applicable governmental authorities are required to operate and maintain such means of access, and (ii) are obtained from public highways, streets, or other public


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ways or space without the need for  easements,  rights-of-way,  or licenses,  or across lands or premises not included within the Property.

                           5.1.7  Bankruptcy.  Neither  Seller  nor  any  of its
members (i) is in receivership or dissolution, (ii) has made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Seller or any of its general partner(s), if any, and to the best of Seller's knowledge, none of the foregoing are pending or threatened.

                           5.1.8  Liens.  No  lien,  other  than a lien for real
estate taxes not yet due and payable, encumbers or affects title to the Property. There is no claim, action, litigation, arbitration or other proceeding pending or, to the best of Seller's knowledge, threatened against Seller which relates to the Property or the transactions contemplated hereby or which could result in the imposition of a lien against the Property or an action against Purchaser. If Seller receives notice of any such claim, litigation or proceeding prior to the Closing, Seller shall promptly notify Purchaser of the same in writing.

                           5.1.9  Binding  Commitments.  Seller has not made and
will not make any commitments or representations to the applicable governmental authorities, any adjoining or surrounding property owners, any civic association, any utility, or any other person or entity that would in any manner be binding upon Purchaser or the Property. To the best of Seller's knowledge, no such commitments or representations were made by any of Seller's predecessors-in-interest.

                           5.1.10   Latent Defects.  [Intentionally Omitted.]

                           5.1.11   Pending   Actions.   There  is  no   action,
proceeding (zoning, environmental or otherwise), governmental investigation or litigation pending or, to the best of Seller's knowledge, threatened against the Property or Seller, which could, in any manner, adversely affect the transactions contemplated in this Agreement or adversely affect the Property after Closing, nor, to the best of Seller's knowledge, is there any basis for any such action, proceeding, investigation or litigation.

                           5.1.12 Condemnation.  There are no existing, pending,
or, to the best of Seller's knowledge, threatened condemnation, incorporation, annexation or moratorium proceedings affecting the Property (or any portion thereof).

                           5.1.13 Notice of  Violation.  Seller has not received
any written notices from the local Board of Fire Underwriters or any federal, state, county or municipal agency or authority claiming a material violation or breach of any laws, ordinances, orders, regulations or guidelines affecting the Property, which breach or violation has not been cured by Seller.

                           5.1.14 Insurance. Seller has not received any written
notices from any insurance company claiming any violation of the terms of any insurance policy, or requiring any changes or alterations to the Property as a condition to continuing coverage under any insurance policy or denying insurance coverage for any reason.

                           5.1.15  Construction of Improvements.  Seller has not
received any written notices from any governmental officials to the effect that the Property was not constructed, or is not now, in conformity with the plans and specifications therefor or with any applicable code, law, ordinance, order or regulation, including without limitation the Americans with Disabilities Act, and all amendments thereto, or regulations promulgated thereunder.

                           5.1.16  Building  Systems.  To the  best of  Seller's
knowledge: (a) all systems within the building(s) located on the Property, including without limitation the HVAC system, the security system, the plumbing system, the electrical system, and the fire and life safety system, are in good working order relative to their age and prior use; (b) the roof(s) of the building(s) are in good condition, watertight and free of leaks; and (c) all permits, licenses and other Approvals required to occupy and operate the building(s), including without limitation any certificates of occupancy, elevator permits, boiler permits and other Approvals have been issued and are currently in full force and effect.

                           5.1.17  Leases.  With  respect to the  Property:  (a)
there are no leases, subleases, licenses or other rental or occupancy agreements (oral or written) with respect to or affecting the Property.

                           5.1.18 Payment of Taxes and Utilities.  Seller is not
delinquent in the payment of any tax (real estate or otherwise) bills, utility bills or bills or invoices actually received from any vendor or contractor providing goods or services to the Property, or otherwise arising out of the ownership, operation and/or maintenance of the Property.

                           5.1.19  Payment  for  Work.  Prior  to  the  Date  of
Closing, Seller has contracted for no work, or labor or materials supplied, at or on the Property, or in connection with the construction, maintenance, rehabilitation or alteration of the Property or any of the Improvements, for which payment has not been paid in full, and no contractor, subcontractor or other party has any claim for payment of any of the same or the right to place a lien against the Property therefor.

                           5.1.20  Deed  Restrictions.  To the best of  Seller's
knowledge, the Property and the current use, occupation and condition thereof do not violate any applicable deed restrictions or other covenants, restrictions or agreements, including without limitation any of the Permitted Exceptions, site plan approvals, or urban redevelopment plans applicable to the Property.

                           5.1.21   [Intentionally Omitted];

                           5.1.22   [Intentionally Omitted].

                           5.1.23 Contracts.  Except for the Contracts listed on
Schedule 3.5, Seller has not entered into any commitments, contracts, licenses, options or other agreements of any kind affecting or relating to the Property. Seller has heretofore delivered to Purchaser true and complete copies of each of the Contracts, including all amendments and modifications thereto. Each of the Contracts is presently in full force and effect, and no party thereto is in default beyond any applicable cure periods. All Contracts are assignable and cancelable by Seller upon thirty (30) days prior notice.

                           5.1.24  True  and  Complete  Copies.  To the  best of
Seller's knowledge, (a) unless expressly stated otherwise, all documents delivered by Seller or its agents to the Purchaser pursuant to or in connection with this Agreement are true, complete and correct copies or originals; and (b) none of the information contained therein is materially inaccurate.

                           5.1.25   Hazardous   Materials.   The   Schedule   of
Environmental Reports attached hereto as Schedule 5.1.25 is a true, accurate and complete list of all studies, reports, surveys and assessments of the environmental condition of or affecting the Property (the "Environmental Reports") in the possession or control of Seller or any of its agents, consultants or representatives. Seller has heretofore delivered to Purchaser true and complete copies of each of the Environmental Reports, including all amendments and modifications thereto. Seller has not, and, to the best of
Seller's knowledge, no other person or entity has, generated, stored, manufactured, processed, treated, spilled, released or disposed of any Hazardous Materials on the Property, or transported Hazardous Materials to or from the

Property. There have been no, and there are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls ("PCBs") or PCB-containing equipment; (iii) asbestos containing materials; (iv) lead based paints; or (v) dry-cleaning facilities in, on, under, or about the Property (or any portion thereof). Seller has not received any notice from any governmental authority inquiring about, seeking to investigate, or claiming the existence of, any Hazardous Materials on, under or about the Property. As of the date hereof, to the best of Seller's knowledge, Seller has made all filings of an environmental nature required for this transaction with all federal, state and local regulatory agencies. The term "Hazardous Materials" as used herein shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, processing, treatment, storage, disposal, transportation, spill, release or effect, either by itself or in combination with other materials on or expected to be on the Property, is either (a) potentially injurious to public health, safety, welfare, or the environment, or to the Property; (b) regulated, monitored, or subject to reporting by any governmental authority; or (c) a basis for potential liability to any governmental agency or a third party under any applicable Environmental Laws. Without limiting the foregoing, the term "Hazardous Materials" includes, but is not limited to, hydrocarbons, petroleum, gasoline, asbestos containing materials, crude oil or any products or byproducts thereof. The term "Environmental Laws" as used herein shall mean all federal, state and local laws, ordinances, rules, regulations, codes or orders, including, without limitation, any requirement imposed under any permits, licenses, judgments, decrees, agreements or recorded covenants, conditions, restrictions or easements, the purpose of which is to protect the environment, human health, public safety or welfare, or which pertain to Hazardous Materials.

                           5.1.26  FIRPTA.  Seller is not a "foreign  person" as
that term is used in Section 1445(f)(3) of the United States Internal Revenue Code of 1986, as amended.

                           5.1.27  (a)  Neither  Seller nor any of its owners or
affiliates, currently is or, as of the Date of Closing, will be in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department's Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons ("SDN") (OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act");

                                    (b) Neither  Seller nor any of its owners or
affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is a "Prohibited Person," which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as an SDN on the then-most current list published by OFAC at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act;

                                    (c)  Seller has taken  appropriate  steps to
understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws; and

                                    (d)   Seller   hereby   agrees  to   defend,
indemnify, and hold harmless Purchaser, and its officers, directors, agents and employees, from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorneys' fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. The representations, warranties and agreements set forth in Section
5.1.27 shall survive the Date of Closing indefinitely notwithstanding anything contained in this Agreement to the contrary.

                  5.2 By Purchaser. Purchaser represents and warrants to Seller as of the Effective Date that:

                           5.2.1   Organization.   Purchaser  is  a  corporation
validly existing and organized under and by virtue of the laws of the Commonwealth of Virginia. Subject to the provisions of Section 5.16, below, Purchaser has the power, right and authority to enter into and perform all of the obligations required of Purchaser under this Agreement and the instruments and documents referenced herein, and to consummate the transaction contemplated hereby.

                           5.2.2 Requisite Action.  Subject to the provisions of
Section 12.16, below, Purchaser has taken all requisite action and obtained all requisite consents, releases and permissions in connection with entering into this Agreement and the instruments and documents referenced herein or required under any covenant, agreement, encumbrance, law or regulation with respect to the obligations required hereunder, and no consent of any other party is required for the performance by Purchaser of its obligations hereunder.

                           5.2.3  Authorization.  This  Agreement  is,  and  all
agreements, instruments and documents to be executed and delivered by Purchaser pursuant to this Agreement shall be, duly authorized, executed and delivered by Purchaser. This Agreement is, and all agreements, instruments and documents to be executed and delivered by Purchaser pursuant to this Agreement shall be, valid and legally binding upon Purchaser and enforceable in accordance with their respective terms.

                           5.2.4 No  Violation  of  Agreements.  The  execution,
delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or Bylaws of Purchaser, or any provision of any agreement, instrument, order, judgment or decree to which either Purchaser is a party or by which it or any of its assets is bound.

                           5.2.5   Bankruptcy.   Purchaser   (i)   is   not   in
receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Purchaser, and, to the best of Purchaser's knowledge, none of the foregoing are pending or threatened.


                           5.2.6 (a) Neither Purchaser nor any of its respective
owners or affiliates currently is or, as of the Date of Closing, will be in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department's Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons ("SDN") (OFAC
Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act");

                                    (b) Purchaser nor its owners or  affiliates,
investors, officers, directors, employees, vendors, subcontractors or agents is a "Prohibited Person," which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as an SDN on the then-most current list
published       by       OFAC       at       its        official        website,
http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act;

                                    (c) Purchaser has taken appropriate steps to
understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws; and

                                    (d)  Purchaser   hereby  agrees  to  defend,
indemnify, and hold harmless Seller, and its officers, directors, agents and employees, from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorneys' fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. The representations, warranties and agreements set forth in Section
5.2.6 shall survive the Date of Closing indefinitely notwithstanding anything contained in this Agreement to the contrary.

                  5.3 Broker. Seller and Purchaser each represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with the sale of the Property. Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property. This mutual indemnity shall survive Closing and any termination of this Agreement.

                  5.4 Survivability. All of the representations of Seller and Purchaser made in this Agreement and in any other instrument or agreement entered into in connection herewith, and the indemnity obligations of Seller contained in Section 5.5, below, shall survive recordation of the Deed and Closing hereunder for a period of three (3) years.

                  5.5 Indemnity. Seller agrees to indemnify Purchaser and hold Purchaser harmless and defend Purchaser from and against any and all loss, cost, claims, liabilities, damages and expenses, including without limitation, reasonable attorneys' fees and expenses (whether or not suit is actually filed) arising as the result of a breach of any of the representations, warranties, covenants, agreements or obligations of Seller set forth in this Agreement. Without limiting the generality of the foregoing, such indemnity shall include any damages incurred with respect to the presence of any Hazardous Materials on, in, under or about the Property, and any engineering, governmental inspection and attorneys' fees and expenses that Purchaser may incur by reason of a breach by Seller of the representations set forth in Sections 5.1.25 of this Agreement, or by reason of any investigation or claim of any government agency in connection with the presence of any Hazardous Materials on, in, under or about the Property.

         6.       CONDITIONS PRECEDENT TO CLOSING.

                  6.1 Conditions. The obligation of Purchaser to consummate the conveyance of the Property hereunder is subject to the full and complete satisfaction of each of the following conditions precedent:

                           6.1.1 The  representations  and  warranties of Seller
contained in this Agreement shall be true, complete and accurate, on and as of the date hereof and the Date of Closing as if the same were made on and as of such date.

                           6.1.2  There  shall not have been filed by or against
Seller at any time prior to or on the Date of Closing any bankruptcy, reorganization or receiver petition.

                           6.1.3  (a)  Title to the  Property  shall be good and
marketable, insurable by the Title Company (the "Title Policy"), and with such endorsements as Purchaser or its lender shall require, in a form acceptable to Purchaser at the Title Company's standard rates (both with respect to the form of the Title Policy and any endorsements thereto), without exceptions or reservations of any type or kind except the Permitted Exceptions; and (b) the Title Company shall be irrevocably committed to issue to Purchaser the Title Policy, immediately upon Closing.

                           6.1.4  Seller  shall  have  performed  each and every
obligation and covenant of Seller
to be  performed  hereunder,  including  without  limitation  those set forth in
Section 4, above.

                           6.1.5 Purchaser  shall have obtained  financing in an
amount not less than $3,800,000 on terms and conditions Purchaser deems in its sole judgment to be satisfactory.

                           6.1.6 No Material Event  (hereinafter  defined) shall
have occurred. For purposes hereof, the term "Material Event" shall mean and include any of the following: (a) the enactment of any new, or modification, repeal or disenabling of any existing, law, rule, regulation, ordinance or legal or judicial order, including without limitation the imposition of any moratorium or "down-sizing" restriction, or institution of any condemnation or eminent domain proceeding, that affects and binds, or will affect and bind, the Property and/or Purchaser as the owner thereof after Closing, and in any material way limits, restricts or requires changes to the current use, operation, occupancy or management of the Property, or will limit, restrict, impede or adversely affect the future development, re-development, operation or use of the Property by Purchaser after Closing, or (b) the citation or notice by any governmental or quasi-governmental authority of the violation or non-compliance by the Property with any law, rule, regulation, ordinance or legal or judicial order, including without limitation those relating to zoning, the environment, health and safety of persons or property and the use, occupancy and operation of the Property.

                  6.2 Waiver of Conditions. Purchaser shall have the right to waive some or all of the foregoing conditions in its sole and absolute discretion; provided, however, that no such waiver shall be effective or binding on Purchaser unless it is in writing and executed by an authorized officer of Purchaser.

         7.       CLOSING COSTS AND PRORATIONS.

                  7.1      Purchaser's Costs.   Purchaser will pay the following
costs of closing this transaction:

                           7.1.1 All real estate recordation and transfer taxes,
including the so-called Grantor's tax, due in connection with the recordation of the Deed;

                           7.1.2 All premiums,  fees and costs  associated  with
the issuance of the Title Policy, and all of the settlement fees and other charges of the settlement attorney and Title Company due in connection with the closing of this transaction;

                           7.1.3  The  fees  and  disbursements  of  Purchaser's
counsel and any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction; and

                           7.1.4 Any and all costs and  expenses  in  connection
with obtaining financing for the purchase of the Property, including without limitation any recordation or transfer taxes required to be paid upon the recordation of any deed of trust, mortgage or other security agreement executed and recorded in connection with such financing.

                  7.2      Seller's Costs.   Seller will pay the following costs
of closing this transaction:

                           7.2.1 The fees and disbursements of Seller's counsel;
and

                           7.2.2 All release fees and other charges  required to
be paid in order to release from the Property the lien of any mortgage, security interest, mechanic's lien or judgment lien that Seller is obligated to remove pursuant to the terms of this Agreement.

                  7.3      [Intentionally Omitted].

                  7.4 Taxes. General real estate taxes and special assessments relating to the Property payable prior to September 1, 2004 or payable in respect of the year 2004 or any previous year, and to the extent not already paid, shall be paid by the Seller prior to or at the Closing.

                  7.5 In General. Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in the area in which the Property is located.

                  7.6 Purpose and Intent. Except as expressly provided herein and in that certain Management Agreement dated September 1, 2004 entered into between Seller and an affiliate of Purchaser, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 7 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight of the day preceding the Closing and Purchaser shall bear all such expenses and receive all such income accruing thereafter.

         8.       CLOSING AND ESCROW.

                  8.1 Seller's Deliveries. Seller shall deliver either at the Closing or by making available at the Property, as appropriate, the following original documents, each executed and, if required, acknowledged:

                           8.1.1 A special  warranty  deed, in the form attached
hereto as Exhibit 8.1.1 (the "Deed"), conveying title to the Property to Purchaser, subject only to the Permitted Exceptions.

                           8.1.2 A special  warranty  bill of sale,  in the form
attached hereto as Exhibit 8.1.2 (the "Special Warranty Bill of Sale"), conveying to Purchaser the Personal Property and Approvals.

                           8.1.3    [Intentionally Omitted].

                           8.1.4 (a)  Originals of all of the Assumed  Contracts
relating to the Property which Purchaser has elected to assume pursuant to the terms hereof; and (b) an assignment of such Contracts to Purchaser by way of an assignment and assumption agreement, in the form attached hereto as Exhibit
8.1.4 (the "Assignment of Contracts"), conveying to Purchaser Seller's rights, title and interest in and to the Assumed Contracts attributable to the Property.

                           8.1.5 (a) Originals of all  Approvals and  Warranties
then in effect, if any, with respect to the Property or to the Improvements or any repairs or renovations to such Improvements and Personal Property; and (b) an assignment of all such Approvals and Warranties being conveyed hereunder, in the form attached hereto as Exhibit 8.1.5, conveying to Purchaser Seller's rights, title and interests in and to the Warranties attributable to the Property.

                           8.1.6 All books and records  relating to the Property
held by or for the account of Seller.

                           8.1.7 An affidavit pursuant to the Foreign Investment
and Real Property Tax Act, in the form attached hereto as Exhibit 8.1.7.

                           8.1.8  Evidence  of  Seller's   authority,   and  the
authority of the person executing the Deed and the other documents at Closing on behalf of Seller, acceptable to Purchaser and the Title Company, to enter into the transactions contemplated by this Agreement.

                           8.1.9  An  "owner's  affidavit,"  in form  reasonably
acceptable to Purchaser and the Title Company and sufficient for the Title Company to delete any exceptions for (a) mechanics' or materialmen's liens arising from work at the Property which is the responsibility of Seller hereunder, (b) parties in possession, other than tenants as tenants only, and,
(c) matters not shown in the public records.

                           8.1.10  A  settlement   statement  (the   "Settlement
Statement"), prepared by the Title Company.

                           8.1.11  A  certification  by  Seller  in the  form of
Exhibit 8.1.11, certifying for the benefit of Purchaser that the representations and warranties made in Section 5.1 hereof are true and accurate on the Date of Closing as if then made.

                           8.1.12 A payoff  letter from its lender on respect of
the Mortgages.

                           8.1.13  A  Termination   of   Management   Agreement,
terminating that certain Management Agreement dated September 1, 2004, by and between Seller and Universal Food & Beverage Company, a Delaware corporation ("Manager"), an affiliate of Purchaser, whereby Manager manages the Property and the water bottling business for Seller.

                           8.1.14 Transfer and Recordation Tax Declarations,  or
other similar documents required to be executed in connection with the recordation of the Deed.

                           8.1.15   Letters  to   contractors,   to  the  extent
Purchaser is assuming their Contracts, and utility companies serving the Property, in the form attached hereto as Exhibit 8.1.15, advising them of the sale of the Property to Purchaser and directing to Purchaser all bills for the services provided to the Property on and after the Date of Closing.

                           8.1.16 All of Seller's  property files located at the
Property and relating to the operation of the Property.

                  8.2 Purchaser's Deliveries. At the Closing, Purchaser shall (a) pay Seller the Purchase Price as required by, and in the manner described in, Section 2 hereof, and (b) execute and deliver the following documents:

                           8.2.1    The Assignment of Assumed Contracts.

                           8.2.2  Evidence  of  Purchaser's  authority,  and the
authority of the person executing any documents at Closing on behalf of Purchaser, acceptable to Seller and the Title Company, to enter into the transactions contemplated by this Agreement.

                           8.2.3    The Settlement Statement.


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

                           8.2.4 A  certification  in the form of Exhibit 8.2.4,
certifying for the benefit of Seller that the representations and warranties made in Section 5.2 hereof are true and accurate on the Date of Closing, as if then made.

                           8.2.5 Transfer and  Recordation  Tax  Declarations or
other similar documents required to be executed in connection with the recordation of the Deed.

                  8.3 Possession. Purchaser shall be entitled to possession of the Property at the conclusion of the Closing.

                  8.4 Escrow Closing. Purchaser and Seller (or their respective counsel on behalf of Purchaser and Seller) and the Settlement Attorney and Title Company shall execute a joint letter of escrow closing instructions (the "Closing Instructions") which will provide that, on the Date of Closing: (a) Seller and Purchaser shall each deposit with the Settlement Attorney or Title Company all of the documents and instruments described in Sections 8.1 and 8.2, above (the "Closing Documents"); and (b) Purchaser shall deposit with the Title Company the balance of the Purchase Price required to be paid after application of the Deposit thereto and all prorations, adjustments and credits required to be made under this Agreement (the "Adjusted Purchase Price"), all of which shall be set forth on, and mutually agreeable pursuant to, a settlement statement executed by both Purchaser and Seller at Closing. Upon Title Company's receipt of the Adjusted Purchase Price, and the satisfaction of all other conditions set forth in the Closing Instructions, the Settlement Attorney and/or Title Company shall be authorized and directed to record the Deed among the land records of Grayson County, Virginia and immediately upon such recordation of the Deed, the Title Company shall be authorized and directed to disburse the Adjusted Purchase Price to Seller or its designee(s), and to disburse the Closing Documents to the appropriate parties, all in strict accordance with the Closing Instructions.

         9.       DAMAGE, DESTRUCTION AND CONDEMNATION.

                  9.1 Casualty. Except as provided herein, Seller assumes all risk of loss or damage to the Property by fire or other casualty until the Deed is properly recorded among the appropriate public records. If at any time on or prior to the Date of Closing any portion of the Property is destroyed or damaged as a result of fire or any other cause whatsoever, Seller shall promptly give written notice thereof to Purchaser. In the event that (a) the total cost to repair or restore such destruction or damage, as determined by Seller's insurance claim adjuster, exceeds $100,000, and/or (b) the estimated time to restore or repair such destruction or damage, as determined by Seller's insurance claim adjuster, exceeds ninety (90) days, Purchaser shall have the right to terminate this Agreement by written notice to Seller within twenty (20) days following the date upon which Purchaser receives Seller's written notice of the destruction or damage. If (i) such destruction or damage can be repaired or restored for $100,000 or less, and can be repaired in less than ninety (90) days or if no tenant has terminated its lease as a result of the damage or destruction to the property, or (ii) the cost of such repair or restoration shall exceed $100,000, and/or the time to complete the repair and restoration of the Property shall exceed ninety (90) days, but Purchaser does not elect to so terminate this Agreement within said twenty (20) day period, this Agreement shall remain in full force and effect and the parties shall proceed to Closing without any reduction or adjustment in the Purchase Price, except that all insurance proceeds will be assigned to Purchaser and Seller will pay to Purchaser any deductible under Seller's insurance policy.

                  9.2 Condemnation. In the event, at any time on or prior to the Date of Closing, any action or proceeding is filed, under which the Property, or any portion thereof, may be taken pursuant to any law, ordinance or regulation or by condemnation or the right of eminent domain, Seller shall promptly give written notice thereof (which notice shall describe the type of action being taken against the Property, and which portions of the Property will be affected thereby) to Purchaser. Purchaser shall have the right to terminate this Agreement by written notice to Seller within twenty (20) days following the date upon which Purchaser receives Seller's written notice of such action or proceeding. If Purchaser does not elect to so terminate this Agreement within said twenty (20) day period, this Agreement shall remain in full force and effect and the parties shall proceed to closing without any reduction or adjustment in the Purchase Price, except that all condemnation proceeds will be assigned to Purchaser.

         10.      DEFAULT AND REMEDIES.

                  10.1 Purchaser Default. If Purchaser shall fail or refuse to purchase the Property in violation of Purchaser's obligations hereunder for any reason other than a default by Seller under this Agreement or a failure of condition precedent to Closing pursuant to Section 6, above, and provided that Seller is then ready, willing and able to proceed to Closing, has performed all of its obligations hereunder and all conditions precedent to Closing hereunder have been satisfied, Seller shall have as its sole remedy the right to terminate this Agreement and retain the full amount of the Deposit and all interest earned thereon. Seller and Purchaser acknowledge and agree that (a) it would be extremely difficult to accurately determine the amount of damages suffered by Seller as a result of Purchaser's default hereunder; (b) the Deposit constitutes a fair and reasonable amount to be received by Seller as agreed and liquidated damages for Purchaser's default under this Agreement, as well as a fair, reasonable and customary amount to be paid as liquidated damages to a seller in an arm's length transaction of the type contemplated by this Agreement upon a default by the purchaser thereunder; and (c) receipt by Seller of the Deposit upon Purchaser's default hereunder shall not constitute a penalty or a forfeiture.

                  10.2 Seller Default. In the event Seller shall: (a) fail to sell, transfer and assign the Property to Purchaser for any reason, and/or (b) fail to perform any other obligation of Seller hereunder, and/or (c) breach any warranty made or granted by Seller under this Agreement or any document or instrument given in connection herewith, and/or (d) have misrepresented any fact, or any of the representations of Seller contained herein are not true, accurate or complete, Purchaser shall be entitled to: (i) seek specific performance of this Agreement, or (ii) declare this Agreement to be null and void and demand and receive the return of the Deposit, and/or (iii) institute any action available to Purchaser at law or equity to recover damages, including without limitation reasonable attorneys' fees, incurred by Purchaser as a result of such breach or misrepresentation by Seller.

                  10.3 Attorneys' Fees. Notwithstanding anything to the contrary in this Agreement, in the event that either Seller or Purchaser, as the case may be, shall bring a lawsuit against the other party for breach of such party's obligations under this Agreement, the losing party shall pay the prevailing party's costs and expenses incurred in connection with such litigation, including without limitation reasonable attorneys' fees. The "prevailing party" shall be determined by the court hearing such matter.

         11. NOTICES. Any notice required or permitted to be given hereunder must be in writing and shall be deemed to be given when (a) hand delivered, or
(b) one (1) business day after pickup by Emery Air Freight, United Parcel Service (Overnight) or Federal Express, or another similar overnight express service, or (c) transmitted by telecopy or facsimile, provided that confirmation of the receipt of same is noted upon transmission of same by the sender's telecopy machine, and a counterpart of such notice is also delivered pursuant to one of the two manners specified in Sections 11(a) or 11(b), above, in any case addressed to the parties at their respective addresses set forth below:

               if to Seller:       Milo Valenti
                                   Independence Water Group, LLC
                                   5010 Townsend Road.
                                   Richfield, Ohio  44286
                                   Phone:  440-995-5100
                                   Facsimile:  440-995-5158


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

               with a Copy to:     Ken Bain
                                   938 Cambridge Drive
                                   Duncanville, Texas 75137
                                   Phone:  972-296-1246
                                   Facsimile:  972-296-1868

               if to Buyer:        Duane N. Martin
                                   Universal Food & Beverage Company of Virginia
                                   3830 Commerce Drive
                                   St. Charles, IL  60174
                                   Phone:  630-584-8670
                                   Facsimile:  630-584-8674

               with a copy to:     Carl A. Neumann
                                   Holland & Knight LLC
                                   One MidAmerica Plaza
                                   Suite 1000
                                   Oakbrook Terrace, IL  60181
                                   Phone:  (630) 954-2104
                                   Facsimile:  (630) 954-2112


or in each case to such other address as either party may from time to time designate by giving notice in writing pursuant to this Section 11 to the other party. Telephone and facsimile numbers are for informational purposes only. Effective notice will be deemed given only as provided above, except as otherwise expressly provided in this Agreement.

         12.      MISCELLANEOUS.

                  12.1 Entire Agreement. This Agreement, together with the Schedules and Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

                  12.2 Severability. If any provision of this Agreement or its application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

                  12.3 Applicable Law. This Agreement shall be construed and enforced in accordance with the internal laws of the Commonwealth of Virginia.

                  12.4 Assignability. Purchaser shall have the right, upon written notice to Seller, to assign or transfer any of Purchaser's rights, obligations and interests under this Agreement, to any entity of which Purchaser, or any principal in Purchaser is an affiliate or a general partner. In all other cases, any proposed assignment shall be subject to the prior approval of Seller, which approval shall not be unreasonably withheld, delayed or conditioned. In the event that Purchaser assigns its rights under this Agreement to a related entity or another assignee approved by Seller, and such assignee expressly assumes all of Purchaser's obligations, duties, covenants, indemnities and representations and warranties under this Agreement, Purchaser shall have no further obligations under this Agreement, and Seller shall look solely to such assignee for the fulfillment of all obligations, duties, covenants, agreements, indemnities and representations and warranties of Purchaser.

                  12.5 Successors Bound. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

                  12.6 No Public Disclosure. Prior to Closing, all press releases or other dissemination of information to the media or responses to requests from the media for information relating to the transaction contemplated herein shall be subject to the prior written consent of Purchaser and Seller.

                  12.7 Captions; Interpretation. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions. Whenever the context may require, words used in this Agreement shall include the corresponding feminine, masculine, or neuter forms, and the singular shall include the plural and vice versa. Unless the context expressly indicates otherwise, all references to "Section" are to sections of this Agreement.

                  12.8 No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest or permitted assigns.

                  12.9 Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

                  12.10 Recordation. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

                  12.11 Proper Execution. The submission by Purchaser to Seller of this Agreement in an unsigned form shall be deemed to be a submission solely for Seller's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option or an offer, and shall not confer any rights upon Seller or impose any obligations upon Purchaser irrespective of any reliance thereon, change of position or partial performance. The submission by Purchaser to Seller of this Agreement for execution by Seller and the actual execution thereof by Seller and delivery to Purchaser by Seller shall similarly have no binding force and effect on Purchaser unless and until Purchaser shall have executed this Agreement and a counterpart hereof executed by Purchaser and Seller shall have been delivered to Seller.

                  12.12    [Intentionally Omitted]

                  12.13 Waiver. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.

                  12.14 Business Days. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should fall on a Saturday, Sunday or Legal Holiday (hereinafter defined), the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or Legal Holiday. As used herein, the term "Legal Holiday" shall mean any local or federal holiday on which post offices are closed in the District of Columbia.

                  12.15 Board of Directors Approval. This Agreement is subject in all respects to the approval hereof and of all terms and agreements contained herein, of Purchaser's [Board of Directors], which approval may be given, withheld or conditioned in the sole and absolute discretion of such committee.

                  12.16   Statutory   Disclosures.   The   following   statutory
disclosures are hereby made by Seller to Purchaser:

                  A.       Virginia Property Owners' Association Act

                           Seller  represents  that  as  of  the  date  of  this
Agreement, the Property is not located within a development which is subject to the Virginia Property Owners' Association Act, Code of Virginia, 1950, 55-508 through 55-516.2 as amended (the "Act").

                  B.       Choice of Settlement Agent

                           Purchaser has the right to select a settlement  agent
to handle the closing of this transaction. The settlement agent's role in closing this transaction involves the coordination of numerous administrative and clerical functions relating to the collection between the parties. If part of the purchase price is financed, Purchaser's lender will instruct the settlement agent as to the signing and recording of loan documents and the disbursement of loan proceeds. No settlement agent can provide legal advice to any party to the transaction except a settlement agent who is engaged in the private practice of law in Virginia and who has been retained or engaged by a party to the transaction for the purpose of providing legal services to that party.

                  PURCHASER HERBY SELECTS CHICAGO TITLE INSURANCE COMPANY, WITH OFFICES AT WASHINGTON, D.C., TO HANDLE CLOSING HEREUNDER.

                  C.       Escrow, Closing and Settlement Service Guidelines

                           The  Virginia  State Bar  issues  guidelines  to help
settlement agents avoid and prevent the unauthorized practice of law in connection with furnishing escrow, settlement or closing services. As a party to a real estate transaction, Purchaser is entitled to receive a copy of these guidelines from Purchaser's settlement agent, upon request, in accordance with the provisions of the Consumer Real Estate Settlement Protection Act, Virginia Code 6.1-2.19 - 6.1-2.29.

                            [Signatures on next page]

         IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the dates set forth below, effective as of the date first set forth above.

                                            SELLER:

Witness:                                    INDEPENDENCE WATER GROUP, LLC, a
                                            Virginia limited liability company


/s/ Melvin E. Lowe                          By: /s/ Milo F. Valenti
------------------------------                  ----------------------------
                                                Name:  MILO VALENTI
                                                Title:    MANAGER


                                            PURCHASER:

Witness:                                    UNIVERSAL FOOD & BEVERAGE COMPANY,
                                            OF VIRGINIA, a Virginia corporation


/s/ Ralph Passino                           By: /s/ Duane Martin
------------------------------                  ----------------------------
                                                Name:  Duane Martin
                                                Title:    Chairman & CEO




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